UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 26, 2010 (October 20, 2010)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events .

On October 25, 2010, the Registrant issued a press release announcing that its board of directors approved and authorized the company to purchase an additional $100 million of the Registrant’s Common Stock.  The Registrant may purchase its common stock from time to time in the open market or in privately negotiated transactions. Depending on market and business conditions and other factors, these purchases may be commenced or suspended at any time without notice.

A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1                 Press Release, dated October 25, 2010, announcing an increase in share repurchase authorization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: October 26, 2010	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED OCTOBER 26, 2010

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated October 25, 2010, announcing an increase in share repurchase authorization	Included herewith